Exhibit (j)(1) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 39 to the Registration Statement (Form N-1A, No. 2-91091) of Federated High Yield Trust, and to the incorporation by reference of our report dated April 17, 2008 on Federated High Yield Trust included in the Annual Report to Shareholders for the fiscal year ended February 29, 2008.




                                                     ERNST & YOUNG LLP


Boston, Massachusetts
April 23, 2008